UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 20, 2014

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of New Notes under Indenture

As previously announced, on October 20, 2014, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) under which we agreed to sell to Cantor Fitzgerald & Co. at face value $37.5 million aggregate principal amount of 8.50% Convertible Senior Notes due 2019 (the “New Notes”). The closing of the sale of the New Notes occurred on October 23, 2014. The New Notes were registered under an existing shelf registration statement on Form S-3 (registration no. 333-189269), which the Securities and Exchange Commission declared effective on June 21, 2013. This current report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The New Notes were issued under an indenture, dated as of October 20, 2014, between our company and U.S. Bank National Association, as trustee (the “Senior Indenture”), as supplemented by a first supplemental indenture, dated as of October 20, 2014 (the “New Notes Indenture”). The New Notes bear interest at a rate of 8.50% per annum, payable semi-annually in arrears on April 30 and October 31 of each year, beginning April 30, 2015. The New Notes will mature on October 31, 2019. Each $1,000 principal amount of the New Notes is convertible into 266.6667 shares of our common stock (which is equal to an initial conversion price of approximately $3.75 per share), subject to adjustment under certain circumstances. The New Notes rank pari passu in right of payment with all existing and future senior indebtedness of our company. Certain beneficial holders of the New Notes have the right to require us to repurchase for cash up to $7.5 million aggregate principal amount of the New Notes, plus accrued and unpaid interest, if any, during the 120-day period commencing on October 23, 2014.

The description in this current report of the material terms and conditions of the Senior Indenture is qualified by the text of the Senior Indenture, a copy of which is filed as Exhibit 4.1 to this current report and is incorporated herein by reference. The description in this current report of the material terms and conditions of the New Notes Indenture is qualified by the text of the New Notes Indenture, a copy of which is filed as Exhibit 4.2 to this current report and is incorporated herein by reference.

Second Lien Notes Supplemental Indentures

As of October 20, 2014, we entered into supplemental indentures (the “Supplemental Indentures”) to each of (i) the indenture, dated as of March 30, 2012, between our company and Wells Fargo Bank, National Association (“Existing Indenture Trustee”), in its capacity as trustee and collateral agent, as amended and supplemented from time to time, relating to our 8.50% Senior Secured Second Lien Notes due 2017, and (ii) the indenture, dated as of January 22, 2013, between our company and the Existing Indenture Trustee, in its capacity as trustee and collateral agent, as amended and supplemented from time to time, relating to our 10.875% Senior Secured Second Lien Notes due 2017. The Supplemental Indentures permit our company to participate in the transactions contemplated by the Purchase Agreement. The description in this current report of the material terms and conditions of the Supplemental Indentures is qualified by the text of the Supplemental Indentures, copies of which are filed, respectively, as Exhibits 4.4 and 4.5 to this current report and each of which is incorporated herein by reference.

Revolving Credit Agreement Amendment

As of October 20, 2014, we entered into an amendment no. 6 (the “Amendment”) to our revolving credit and security agreement, dated as of September 16, 2011, as previously amended, with PNC Bank, National Association, as agent and lender (“PNC”). Under the Amendment, PNC consented to the transactions contemplated by the Exchange Agreement (referred to below) and the Purchase Agreement. The description in this current report of the material terms and conditions of the Amendment is qualified by the text of the Amendment, a copy of which is filed as Exhibit 10.2 to this current report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As previously announced, on October 20, 2014, we entered into an agreement (the “Exchange Agreement”) providing for the private exchange of $15 million aggregate principal amount of our 8.50% Senior Secured Second Lien Notes due 2017 held by a certain holder (the “Exchanged Notes”) for 2,500,000 shares of our common stock (the “Exchanged Shares”) and a warrant to purchase an additional 2,500,000 shares of our common stock on a cashless basis at an exercise price of $0.01 per share (the “Warrant”).

The closing under the Exchange Agreement occurred on October 23, 2014, resulting in the cancellation of the Exchanged Notes and discharge of $15 million aggregate amount of the 8.50% Senior Secured Second Lien Notes due 2017 outstanding. In connection with the closing, our company issued the Exchanged Shares and issued the Warrant with an expiration date of October 23, 2024. A person or entity, together with related persons or entities, may not exercise all or a portion of the Warrant to the extent such exercise, when aggregated with his, her, its or their existing ownership, would result in such person or entity, together with any related persons or entities, beneficially owning in excess of 9.99% of the total number of our issued and outstanding shares of common stock following such exercise. By written notice to us, the holder of the Warrant may from time to time increase or decrease such percentage to any other percentage not in excess of 9.99%; provided that any such increase will not be effective until the sixty-first day after such notice is delivered to us.

The holder of the Warrant will be entitled to participate pro rata in any dividends or other distributions (whether in cash, securities or other assets) paid, or rights offered, to holders of our common stock on an as-exercised basis. The Warrant will be adjusted as necessary to protect holders from the dilutive effects of recapitalizations, reclassifications, stock splits and similar transactions.

The description in this current report of the material terms and conditions of the Warrant is qualified by the text of the Warrant, a copy of which is filed as Exhibit 4.6 to this current report and is incorporated herein by reference. We offered and sold the Exchanged Shares and the Warrant in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On October 23, 2014, we issued a press release announcing the closing of the transactions discussed in this current report. The text of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Senior Indenture, dated as of October 20, 2014, with U.S. Bank National Association, as trustee

4.2	First Supplemental Indenture, dated as of October 20, 2014, to Senior Indenture, dated as of October 20, 2014, with U.S. Bank National Association, as trustee

4.3	Form of 8.50% Convertible Senior Notes due 2019 (included as part of Exhibit 4.2)

4.4	8.50% Senior Secured Second Lien Notes Second Supplemental Indenture, dated as of October 20, 2014, with Wells Fargo Bank, National Association, as trustee and collateral agent

4.5	10.875% Senior Secured Second Lien Notes First Supplemental Indenture, dated as of October 20, 2014, with Wells Fargo Bank, National Association, as trustee and collateral agent

4.6	Common Stock Warrant issued October 23, 2014

5.1	Opinion of Faegre Baker Daniels LLP

10.1	Securities Purchase Agreement, dated as of October 20, 2014

10.2	Amendment No. 6 to Revolving Credit and Security Agreement, dated as of October 20, 2014, with PNC Bank, National Association, as agent and lender

12.1	Computation of Ratio of Earning to Fixed Charges

23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1)

99.1	Press Release dated October 23, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: October 23, 2014	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

4.1	Senior Indenture, dated as of October 20, 2014, with U.S. Bank National Association, as trustee	Filed Herewith

4.2	First Supplemental Indenture, dated as of October 20, 2014, to Senior Indenture, dated as of October 20, 2014, with U.S. Bank National Association, as trustee	Filed Herewith

4.3	Form of 8.50% Convertible Senior Notes due 2019 (included as part of Exhibit 4.2)	Filed Herewith

4.4	8.50% Senior Secured Second Lien Notes Second Supplemental Indenture, dated as of October 20, 2014, with Wells Fargo Bank, National Association, as trustee and collateral agent	Filed Herewith

4.5	10.875% Senior Secured Second Lien Notes First Supplemental Indenture, dated as of October 20, 2014, with Wells Fargo Bank, National Association, as trustee and collateral agent	Filed Herewith

4.6	Warrant issued October 23, 2014	Filed Herewith

5.1	Opinion of Faegre Baker Daniels LLP	Filed Herewith

10.1	Securities Purchase Agreement, dated as of October 20, 2014	Filed Herewith

10.2	Amendment No. 6 to Revolving Credit and Security Agreement, dated as of October 20, 2014, with PNC Bank, National Association, as agent and lender	Filed Herewith

12.1	Computation of Ratio of Earning to Fixed Charges	Filed Herewith

23.1	Consent of Faegre Baker Daniels LLP (included as part of Exhibit 5.1)	Filed Herewith

99.1	Press Release dated October 23, 2014	Filed Herewith